EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the incorporation by reference in this Registration Statement of Innovex, Inc. on Form S-8 relating to the Innovex, Inc. Employee Stock Purchase Plan and Innovex, Inc. 1994 Stock Option Plan of our report dated October 27, 2003, appearing in the Annual Report on Form 10-K of Innovex, Inc. for the year ended September 30, 2003.

/s/ Grant Thornton LLP

Minneapolis, Minnesota February 5th, 2004